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                                                                   EXHIBIT 10.13


                             SPLIT DOLLAR AGREEMENT
                             ----------------------


       This Agreement is made as of the 6th day of March, 2000 ("Effective Date"), at Cleveland, Ohio, between TECHNICAL CONSUMER PRODUCTS, INC. ("Corporation"), an Ohio corporation, and ELLIS YAN ("Owner").

                                   BACKGROUND

       1. Owner is the owner and beneficiary of Insurance Policy No. VP6095977-0 (the "Policy") issued by PACIFIC LIFE INSURANCE COMPANY presently with a death benefit in the amount of $1,281,875 on the life of ELLIS YAN who is an employee of the Corporation ("Employee").

       2. Employee has performed duties for the Corporation in an efficient and capable manner.

       3. Corporation desires to retain the services of the Employee and desires to assist the Employee in the payment of premiums for life insurance issued on his life.

       4. Corporation has determined that this assistance can be best provided under a "collateral-assignment split dollar" arrangement.

       5. Owner desires to enter into a split dollar arrangement with the Corporation and the Corporation and the Owner agrees to make the Policy subject to this Split Dollar Agreement.

       6. Owner shall assign the Policy to the Corporation as collateral for amounts to be advanced by the Corporation under this Agreement by an instrument of assignment, dated March 6, 2000 (the "Assignment").

       7. It is understood and agreed that this Split Dollar Agreement is to be effective as of the date on which the Policy is assigned to the Corporation.

       Accordingly, the parties agree as follows:

                               TERMS OF AGREEMENT

       ARTICLE 1. DEFINITIONS. For the purpose of this Agreement, the following terms have the meanings set forth below:

       1. "Cash Surrender Value of the Policy" means the Cash Value of the Policy; plus the cash value of any paid up additions.

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       2.     "Cash Value of the Policy" means the cash value as illustrated in the table of value shown in the Policy.

       3.     "Corporation's Interest in the Policy" is defined in ARTICLE 5.

       4. "Current Loan Value of the Policy" means the Loan Value of the Policy reduced by any outstanding Policy Loan Balance.

       5. "Loan Value of the Policy" means the amount with which loan interest will equal the Cash Value of the Policy and of any paid-up additions on the next loan interest due date or on the next premium due date whichever is the smaller amount.

       6. "Policy Loan Amount" means policy loans outstanding plus interest accrued to date.

       ARTICLE 2. ALLOCATION OF PREMIUMS. The Corporation will pay the amount of the premium due on the Policy. The economic benefit that is taxable to the Employee will be computed by the Corporation in accordance with I.R.S. Revenue Rulings 64-328, 1964-2 C.B. 11, and 66-110, 1966-1 C.B. 12, as in effect on the
Effective Date. Each year, the Corporation shall prepare a written statement of the economic benefit and deliver the statement to Employee on or before April 1st. All such payments of premium by Corporation shall be treated as an advancement to Employee, which advancement shall be repaid to Corporation only under the terms of this Agreement, without interest.

       ARTICLE 3. OTHER RIDERS AND SUPPLEMENTAL AGREEMENTS. The Owner may add to the Policy one or more riders or supplemental agreements that are available from [Insurance Company] ("Insurer"). The Corporation will pay any additional premium attributable to such rider or supplemental agreement. Notwithstanding the provisions of ARTICLE 6, the Owner will pay any additional death benefits provided by such rider or supplemental agreement.

       ARTICLE 4. RIGHTS IN THE POLICY. The Owner may exercise all rights, options and privileges of ownership in the Policy except those granted to the Corporation in the Assignment. The Corporation will have those rights in the Policy given to it in the Assignment except as expressly modified in this Agreement. The Corporation may not assign its rights in the Policy to anyone other than the Owner. The Corporation may not take any action in dealing with Insurer that would impair any right or interest of the Owner in the Policy. THE CORPORATION MAY NOT BORROW FROM INSURER, AND SECURE THAT LOAN BY THE POLICY. The Corporation's Interest in the Policy will be the liability of the Owner for which the Policy is held as collateral security under the Assignment. "Corporation's Interest in the Policy" means, at any time at which the value of such interest is to be determined under this Agreement, the lesser of (a) the Cash Surrender Value of the Policy at such time, or (b) the total of premiums that are paid on the Policy by the Corporation. If the Corporation has paid additional premiums attributable to a rider providing for the waiver of premiums in the event of the Employee's disability, then "premiums" as used in


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the preceding sentence does not include any premiums waived pursuant to the terms of such rider while this Agreement is in force.

       ARTICLE 5. CORPORATION'S RIGHTS TO THE PROCEEDS AT DEATH. Upon the death of the Employee, while this Agreement is in force, the Corporation, without delay, shall take whatever action is necessary and required of it to collect the proceeds of the Policy from Insurer. Upon collection of the Policy proceeds, the Corporation will promptly pay the excess proceeds over the Corporation's Interest in the Policy to the Owner.

       ARTICLE 6. DISABILITY. If, at any time, (i) the Policy contains a rider providing for the waiver of premiums in the event of disability, and (ii) there has occurred an event of Total Disability (as defined in the rider, which begins while the rider is in force and which continues for at least six months), then the Owner will pay to the Corporation the Corporation's Interest in the Policy. Upon the release by the Corporation of all of its interest in the Policy, the Owner will thereafter own the Policy free from the Assignment and from this Agreement but subject to any Policy loans and interest thereon.

       ARTICLE 7. TERMINATION OF AGREEMENT. This Agreement shall terminate upon the occurrence of any one of the following events:

       A. Termination by either party upon submission of a 30 day written notice to the other party; or

       B.     Termination of the Employee's employment, with or without cause;
              or

       C. The Owner's failure to pay its proportionate share of premiums, if any, as mutually agreed upon by Owner and Corporation.

       For the 30 days immediately following the date on which termination occurs, the Owner may obtain a release of the Assignment by paying to the Corporation an amount equal to Corporation's Interest in the Policy. Upon such payment the Corporation will release its interest in the Policy to the Owner. Upon release by the Corporation of all of its interest in the Policy, the Owner will own the Policy free from the Assignment but subject to any Policy loans and interest thereon. If Employee's employment is terminated, then Corporation may require, by written demand delivered within 30 days after termination of employment, that Owner pay to Corporation an amount equal to Corporation's Interest in the Policy, which payment Owner shall make within 30 days after receipt of such demand.

       If the Owner fails to make the payment provided for in the first paragraph of this Article, then the Owner shall transfer all of its right, title and interest in the Policy to the Corporation, by executing such documents as are necessary to transfer such right, title and interest to the Corporation as of the date of termination. The Corporation may then deal with the Policy in any way that it deems appropriate.


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       ARTICLE 8.  STATUS OF AGREEMENT VS. COLLATERAL ASSIGNMENT. As between the
Owner and the Corporation, this Agreement will take precedence over any provisions of the Assignment. The Corporation may not exercise any right possessed by it under the Assignment except in conformity with this Agreement.

       ARTICLE 9. SATISFACTION OF CLAIM. The Owner's rights and interests, and rights and interests of any person taking under or through the Owner, will be completely satisfied upon compliance by the Corporation with the provisions of this Agreement.

       ARTICLE 10. POSSESSION OF POLICY. The Corporation may keep possession of the Policy. The Corporation, from time to time, may make the Policy available to the Owner or Insurer for the purpose of endorsing or filing any change of beneficiary on the Policy but the Policy will be promptly returned to the Corporation.

       ARTICLE 11. OWNER'S ASSIGNMENT RIGHTS. Owner, at any time, may assign to any individual, trust or other organization all right, title and interest in the subject policy and all rights, options, privileges and duties created under this Agreement.

       ARTICLE 12. INSURANCE COMPANY NOT A PARTY TO AGREEMENT.

       The Insurer is not responsible for the legal or tax validity or effect of this Agreement. Further, the Insurer may not be deemed a party to this Agreement but will respect the rights of the parties under this Agreement upon receiving an executed copy of this Agreement. Insurer is not be responsible to account for the actual premium contributions of the parties but shall rely solely upon the written declarations of the parties in any distributions or settlement of the policy's lifetime or death values. Payment or other performance of its contractual obligations in accordance with the policy provisions shall fully discharge the Insurer from any and all liability.

       ARTICLE 13. NAMED FIDUCIARY AND PLAN ADMINISTRATOR. ELLIS YAN is the "Named Fiduciary" until resignation or removal by the Board of Directors. As Named Fiduciary, ELLIS YAN is responsible for the management, control and administration of the Split Dollar plan as established in this Agreement. ELLIS YAN may allocate to others certain aspects of the management and operation responsibilities of the plan including the employment of advisors and the delegation of any ministerial duties to qualified individuals.

       ARTICLE 14. FUNDING. The funding policy for the Split Dollar Agreement is to maintain the subject policy in force by paying, when due, all premiums required.

       ARTICLE 15. CLAIMS PROCEDURE FOR LIFE INSURANCE AND SPLIT DOLLAR PLAN. Claim forms or claim information as to the subject policy can be obtained by contacting CAPITAL ADVISORS, INC. When the Named Fiduciary has a claim that may be covered under the insurance policy provisions, he or she should contact the office or the person named above who will either complete a claim form and forward it to an authorized representative of the Insurer or


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advise the Named Fiduciary what further requirements are necessary. The Insurer will evaluate the claim and make a decision as to payment within 90 days of the date the claim is received by the Insurer. If the claim is payable, a benefit check will be issued to the Named Fiduciary and forwarded through the office or person named above. If a claim is not eligible under the policy, then the Insurer will notify the Named Fiduciary of the denial. Such notification will be made in writing within 90 days of the date the claim is received and will be transmitted through the office or person named above. The notification will include the specific reasons for the denial as well as specific reference to the policy provisions upon which the denial is based. The Named Fiduciary will also be informed as to the steps which may be taken to have the claim denial reviewed.

       A decision as to the validity of a claim will ordinarily be made within 10 working days of the date the claim is received by the Insurer. Occasionally, however, certain questions may prevent the Insurer from rendering a decision on the validity of the claim within the specific 90-day period. If this occurs, then the Named Fiduciary will be notified of the reasons for the delay as well as the anticipated length of the delay, in writing and through the office or person named above. If further information or other material is required, then the Named Fiduciary will be so informed.

       If the Named Fiduciary is dissatisfied with the denial of the claim or the amount paid, then he or she has 60 days from the date he or she receives notice of a claim denial or receipt of the amount paid to file his or her objections to the action taken by the Insurer. If the Named Fiduciary wished to contest a claim denial, then he or she should notify the person or office named above who will assist in making inquiry to the Insurer. All objections to the Insurers actions should be in writing and submitted to the person or office named above for transmittal to the Insurer.

       The Insurer will review the claim denial or amount paid and render a decision on such objections. The Named Fiduciary will be informed in writing of the decision of the Insurer within 60 days of the date the claim review request is received by the Insurer. This decision will be final.

       Once a decision has been rendered as to the distribution of proceeds under the claim procedure described above as to the policy, claims for any benefits due under the Plan or the surrender of the policy may be made in writing by the Owner or the Owner's designated beneficiary and the Employee (or his assignee) or their designated beneficiary, as the case may be, to the Named Fiduciary.

       If a claim for benefits is wholly or partly denied or disputed, then the Named Fiduciary, within a reasonable period of time after receipt of the claim, shall notify Owner or Owner's designated beneficiary and Employee (or his assignee) or their designated beneficiary, as the case may be, of such total or partial denial or dispute, listing:


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       A.     The specific reason or reasons for the denial or dispute;

       B. Specific reference to pertinent plan provisions upon which the denial or dispute is based;

       C. A description of any additional information necessary for the claimant to perfect the claim and explanation of why such material or information is necessary, and;

       D.     An explanation of the plan's review procedure.

       Within 60 days of denial or notice of claim under the plan, a claimant may request that the claim be reviewed by the Named Fiduciary in a full and fair hearing. A final decision shall be rendered by the Named Fiduciary within 60 days after receipt of request for review.

       ARTICLE 16. SITUS OF AGREEMENT. The situs of this Agreement is Cleveland, Ohio. All matters pertaining to the validity, construction, and effect of this Agreement are governed by the laws of Ohio, without giving effect to any principles or rules of conflict of laws that applies the laws of another jurisdiction.

       ARTICLE 17. PARTIAL INVALIDITY. If any provision of this Agreement is invalid, is held illegal, or is unenforceable, then notwithstanding any invalidity, illegality, or unenforceability of the provision, the remainder of this Agreement will subsist and will be in full force and effect as though the invalid, illegal or unenforceable provision had been omitted from this Agreement.

       ARTICLE 18. ENTIRE AGREEMENT. This Agreement, together with the Assignment, embodies the entire agreement of the parties as to the subject matter contained in this Agreement. There are no promises, terms, conditions, or obligations between the parties regarding the subject matter of this Agreement other than those contained in this Agreement. This Agreement supersedes all previous communications, representations, or agreements, either verbal or written, between the parties. Without limiting the generality of foregoing, no letter, telegram, or other communication passing between the parties, concerning any matter during the negotiation of this Agreement, is a part of this Agreement, nor does it have the effect of modifying or adding to this Agreement.

       ARTICLE 19. ADDITIONAL DOCUMENTS. Each party shall sign and deliver to all of the other parties after the Closing any other documents or instruments that are reasonably necessary to effectuate the provisions and purpose of this Agreement.

       ARTICLE 20. NO AMENDMENT. No amendment, modification, change or discharge of any term or provision of this Agreement will be valid or binding unless it is in writing and signed by all of the parties. No waiver of any of the terms of this Agreement will be valid unless signed by the parties against whom the waiver is asserted.


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       ARTICLE 21. RULES OF CONSTRUCTION. All terms and words used in this
Agreement, regardless of the number and gender of their use, shall be construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context or sense of this Agreement requires, as if the words were fully and properly written in the required number and gender. Section headings are for reference purposes only and do not affect the meaning of this Agreement, in any manner. Each party has fully considered, negotiated, and participated in the drafting of this Agreement. Accordingly, if any ambiguity or question of intent or interpretation arises after the Effective Date, then no presumption or burden of proof shall arise either favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. The word "including" means "including, but not limited to" - and is intended to provide examples without intending to limit the generality of any preceding phrase. The word "or" is not exclusive. All references to dollar amounts means United States Dollars unless otherwise clearly expressed in this Agreement. In computing any time period provided for in this Agreement, the first day of the time period is not counted but the last day of the time period is counted. If the last day of a time period is a Saturday, Sunday or legal holiday, then the time period ends on the next day that is not a Saturday, Sunday or legal holiday. Any action required to be taken on a particular day must be taken before 5:00 p.m., Eastern Time on that day. Accordingly, if an action were required to be taken within 10 days after the Closing Date, and if the Closing Date were June 10, then the first day of the time period to be counted is June 11 and the action must be taken before 5:00 p.m., Eastern Daylight Time on June 20. However, if June 20 is a Saturday, then the action must be taken before 5:00 p.m., Eastern Daylight Time on June 22.

       ARTICLE 22. NO THIRD PARTY BENEFICIARIES. The parties do not intend to confer any legal or contractual rights or benefits upon any persons or Entities who are not parties to this Agreement, either directly or incidentally. All legal rights, duties, and obligations set forth in this Agreement bind and benefit only the parties, their assigns and successors.

       ARTICLE 23. BINDING. This Agreement binds and inures to the benefit of the parties, and their respective assigns, personal representatives, heirs (where applicable) and successors.

                  [end of terms - signatures on the next page]


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


The parties have signed this Agreement on the day and year first above written.


                                                Owner

                                       By:   /s/ Ellis Yan
                                             ---------------------------------


                                             Corporation


                                       By:   /s/ Ellis Yan
                                             ---------------------------------
                                       Its:  President

                    COLLATERAL ASSIGNMENT OF LIFE INSURANCE


A. For value received, the undersigned ("Assignor") assigns, transfers and sets over to TECHNICAL CONSUMER PRODUCTS, INC., its successors and assigns ("Assignee") Policy Number VP6095977 issued by PACIFIC LIFE INSURANCE COMPANY ("Insurer") and any supplementary contracts issued in connection with the policy (said policy and contracts collectively called the "Policy"), upon the life of ELLIS YAN and subject to all the terms and conditions of the Policy and to all superior liens, if any, which the Insurer may have against the Policy.

B. The following specific rights are included in this assignment and pass by virtue hereof:

       1. The sole right to collect from the Insurer the net proceeds of the Policy when it becomes a claim by death or maturity; and

       2. The sole right to collect and receive all distributions or shares of surplus, dividend deposits or additions to the Policy now or hereafter made or appointed thereto; provided, that unless and until the Assignor notifies the Insurer in writing to the contrary, the distributions or shares of surplus, dividend deposits and additions shall continue on the plan in force at the time of this assignment.

       The Assignee does not have the right to surrender the Policy for cancellation nor does Assignee have the right to assign its rights to anyone other than the Assignor.

C. The following specific rights, so long as the Policy has not been surrendered, are reserved and excluded from this assignment and do not pass by virtue of this Assignment;

       1. The right to collect from the Insurer any disability benefit payable in cash that does not reduce the amount of insurance;

       2.     The right to designate and change the beneficiary;

       3. The right to elect any optional mode of settlement permitted by the Policy or allowed by the Insurer;

       4. The right to obtain one or more advances on the Policy and any designation or change of beneficiary or election of a mode of settlement shall be made subject to this assignment and to the rights of the Assignee hereunder.

D. This Assignment is delivered as the result of a certain Split-Dollar Agreement, entered into effective March 6, 2000, and signed by the parties to this Assignment. This assignment is made and the Policy is held by Assignee as collateral security for the repayment of the premium advancements made by Assignee in connection with the Policy and the Split-Dollar Agreement (all of which advancements secured or to become secured are herein called "Advancements").

E.     The Assignee covenants and agrees with the undersigned as follows:

       1. That any balance of sums received hereunder from the Insurer remaining after payment of the then existing Advancements shall be paid by the Assignee to the persons entitled thereto under the terms of the Policy had this assignment not been executed;

       2. That the Assignee will upon request forward without unreasonable delay to the Insurer the Policy for endorsement of any designation or change of beneficiary or any election of an optional mode of settlement;

       3. The Assignor is granted all rights in the Policy not expressly given to the Assignee pursuant to the Assignment.

F. The Insurer is authorized to recognize the Assignee's claims to rights hereunder without investigating the reason for any action taken by the Assignee, or the validity or the amount of the Advancements or the existence of any default therein, or otherwise, or the application to be made by the Assignee shall be sufficient for the exercise of any rights under the Policy assigned by this Assignment, and the sole receipt of the Assignee for any sums received shall be a full discharge and release therefor to the Insurer. Checks for all or any part of the sums payable under the Policy and assigned herein shall be drawn to the exclusive order of the Assignee if, when, and such amounts as may be requested by the Assignee.

G. The Assignee is not under any obligation to pay the principal of or the interest on any loans or advances on the Policy, or any other charges on the Policy, but any such amounts so paid by the Assignee from its own funds shall become a part of the Advancements, shall be due immediately, and shall draw interest at a rate fixed by the Assignee from time to time not exceeding 15% per annum.

H. The exercise of any right, option, privilege or power given herein to the Assignee shall be at the option of the Assignee, but the assignee may exercise any such right, option, privilege or power without notice to, or assent by, or affecting the liability of, or releasing any interest hereby assigned by the undersigned, or any of them.

I. The Assignee may take or release other security, may release any party primarily or secondarily liable for any of the Advancements, may grant extensions, renewals or indulgences with respect to the Advancements, or may apply to the Advancements in such order as the Assignee shall determine, the proceeds of the Policy or any amount received on account of the Policy by the exercise of any right permitted under this assignment, without resorting or regard to other security.

J. Each of the undersigned declares that no proceedings in the bankruptcy are pending against him and that his property is not subject to any assignment for the benefit of creditors.

K. All amounts payable to the Assignee shall be paid in a single sum, and any portion of the proceeds payable under any policy settlement option or as retirement income shall be reduced by the amount so paid.

       Signed and sealed this 6th day of March, 2000.


                                         ELLIS YAN


/s/ [illegible]                          By: /s/ Ellis Yan
---------------------------------           --------------------------------
Witness



State of Ohio           )
                        )SS.
County of Cuyahoga      )


       On the 27th day of April, 2000, before me personally came the above ELLIS YAN described in and who executed this assignment and acknowledged to me that he executed the same.


                                        /s/ Michelle L. Abbott
                                        -----------------------------------
                                        Notary Public

[SEAL]                                             MICHELLE L. ABBOTT
                                              NOTARY PUBLIC, STATE OF OHIO.
                                          My Commission Expires June 17, 2001






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